EXHIBIT 23.2












The Board of Directors
SI Handling Systems, Inc.:


We consent to the incorporation by reference in the registration statements (No. 333-10181, No. 333-25555, and No. 333-36397) on Form S-8 of SI Handling Systems,
Inc. of our report dated March 7, 2000, relating to the balance sheets of SI/BAKER, INC. as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the ten months ended December 31, 1999 and for the years ended February 28, 1999 and 1998, which report appears in the December 31, 1999 annual report on Form 10-K of SI Handling Systems, Inc.



                                    /s/ KPMG LLP
                                    -------------------------------------------
                                    KPMG LLP







Allentown, Pennsylvania
February 27, 2001